UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM SB-2/A Amendment No. 2 SEC File No. 333-133916

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

     HIGH END VENTURES INC.
---------------------------
(Exact name of Registrant as specified in its charter)

Colorado                     1000                                20-3437391

__________________________________________________

(State or other	Standard Industrial	IRS Employer
Jurisdiction of	Classification	Identification
Incorporation or		Number
Organization)

High End Ventures Inc.
Thomas Forzani, President
400-7015 MacLeod Trail, South
Calgary, Alberta
Canada		T2H 2K6
------------------------------		----------
(Name and address of principal		(Zip Code)
executive offices)

High End Ventures, Inc.
400-7015 MacLeod Trail, South
Calgary, Alberta, Canada
Telephone: 403.640.1464
Facsimile:		T2H 2K6
------------------------------		----------
(Name, address and telephone		(Zip Code)
number of agent for service)

Registrant's telephone number, including area code: (403) 461.7283 Fax:(403)256.3302
--------------

Approximate date of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following. |__|

CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH		PROPOSED
CLASS OF		MAXIMUM
SECURITIES		OFFERING	AGGREGATE	AMOUNT OF
TO BE	AMOUNT TO BE	PRICE PER	OFFERING	REGISTRATION

REGISTERED	REGISTERED	SHARE (1)	PRICE (2)	FEE (2)

Common Stock	2,070,000.05		$103,500	$11.08
----------------------------------------------------------------------

(1)	Based on the last sales price on April 20, 2006

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

No exchange or over-the-counter market exists for our shares. The offering price was established by management and does not reflect market value, assets or any established criteria of valuation.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY

DETERMINE.

2

SUBJECT TO COMPLETION, Dated
_____________________

PROSPECTUS HIGH END VENTURES INC. 2,070,000 SHARES COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED “RISK FACTORS” ON PAGES 6 – 10.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is:
__________________________

Summary

Prospective investors are urged to read this prospectus in its entirety.

We are in the business of mineral property exploration. To date, we have only conducted initial exploration on our sole exploration property, the Don Mineral Claim, located approximately four miles north of the small town of Youbo, British Columbia and forty miles northwest of the city of Victoria in the Victoria Mining District, British Columbia Canada. We acquired a 100% interest in the Don Mineral Claim from Joseph H. Montgomery, PhD, P.ENG of Vancouver, British Columbia, Canada on October 27, 2005 for the sum of $5,000 and 600,000 restricted shares of the Registrant’s common stock.

We are a development-stage company with limited prior business operations and no revenues. Our objective is to conduct mineral exploration activities on the Don Mineral Claim in order to assess whether it possesses economic reserves of gold, copper and molybdenum. We have not yet identified any economic mineralization on the Don Mineral Claim. Our proposed exploration program is designed to search for an economic mineral deposit. Because of our limited operating history, you may not have adequate information on which you can base an evaluation of our business and prospects.

We were incorporated in the State of Colorado on January 19, 1999. Our principal offices are located at 400 – 7015 MacLeod Trail, South, Calgary, AB 2TH 2K6

The Offering:

Securities Being Offered: Up to 2,070,000 shares of common stock.

Offering Price

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering

The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering

The offering will conclude when all of the 2,070,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144(k) or we decide at any time to terminate the registration of the shares at our sole discretion. In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued and to be Issued

3,170,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information Balance Sheet Data

March 31, 2006

Cash	$7,994
Total Assets	$7,994
Liabilities	$0
Total Stockholders’ Equity	$7,994

Statement of Loss and Deficit

From Incorporation on January 19, 1999 Through September 30, 2005

Revenue	$0
Net Loss	($36,549)

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

If We Do Not Obtain Additional Financing, Our Business Will Fail.

Our current operating funds are less than necessary to complete all intended exploration of the Don Claim, and therefore we will need to obtain additional financing in order to complete our business plan. As at April 30, 2006, we had cash in the amount of $23,994. We currently do not have any operations and we have no income.

Our business plan calls for significant expenses in connection with the exploration of the Don Claim. We do not currently have sufficient funds to conduct initial exploration on the claims and require additional financing in order to determine whether the claim contains economic mineralization. We will also require additional financing if the costs of the exploration of the Don Claim are greater than anticipated.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market prices for copper, silver and gold, investor acceptance of our claims and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the Don Claim to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

Because We Have Not Commenced Business Operations, We Face A High Risk Of Business Failure.

Although we are preparing to commence exploration on the Don Claim in the autumn of 2006 we have not yet commenced exploration on the claim. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on January 19, 1999 and have been involved primarily in organizational activities seeking business opportunities. In September, 2005 we determined to research opportunities in the mineral exploration field and after investigating several situations, we negotiated the acquisition of our mineral claim. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Don Claim and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because Of The Speculative Nature Of Exploration Of Mining Properties, There Is A Substantial Risk That Our Business Will Fail.

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that our mineral claims contain economic mineralization or reserves of copper, silver or gold. Exploration for minerals is a speculative venture necessarily involving substantial risk. Our exploration of the Don Claim may not result in the discovery of commercial quantities of base metals, silver or gold. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Because Of The Inherent Dangers Involved In Mineral Exploration, There Is A Risk That We May Incur Liability Or Damages As We Conduct Our Business.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

Even If We Discover Reserves Of Ore on The Don Claim, We May Not Be Able To Successfully Develop The Don Claim.

The Don Claim does not contain any known bodies of mineralization. If our exploration programs are successful in establishing minerals of commercial tonnage and grade, we will require additional funds in order to further develop the claims. At this time, we cannot assure investors that we will be able to obtain such financing.

We Need To Continue As A Going Concern If Our Business Is To Succeed.

Our independent accountant’s report on our audited financial statements for the period ended September 30, 2005, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are our accumulated deficit since inception, our failure to attain profitable operations and our dependence upon obtaining adequate financing to pay our liabilities. If we are not able to continue as a going concern, it is likely investors will lose their investments.

If We Become Subject To Burdensome Government Regulation Or Other Legal Uncertainties, Our Business Will Be Negatively Affected.

There are several governmental regulations that materially restrict mineral claims exploration and development. Under British Columbia mining law, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws do not affect our current exploration plans, if we proceed to commence drilling operations on the Don Claim, we will incur modest regulatory compliance costs.

In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

Because Management Has No Technical Experience In Mineral Exploration, Our Business Has A Higher Risk Of Failure.

Our director does not have any technical training in the field of geology. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. Their decisions and choices may not be well thought out and our operations and ultimate financial success may suffer irreparable harm as a result.

Because Our Director Has Other Business Interests, He May Not Be Able Or Willing To Devote A Sufficient Amount Of Time To Our Business Operations, Causing Our Business To Fail.

Our president, Mr. Forzani intends to initially devote 10 hours per week to our business affairs. It is possible that the demands on Mr. Forzani from other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Forzani may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.

If A Market For Our Common Stock Does Not Develop, Shareholders May Be Unable To Sell Their Shares.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A Purchaser Is Purchasing Penny Stock Which Limits His Or Her Ability To Sell The Stock.

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,070,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1.	1,750,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on September 29, 2005; and

2.	320,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on April 20, 2006.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this offering;

2.	the total number of shares that are to be offered for each;

3.	the total number of shares that will be owned by each upon completion of the offering; and

4.	the percentage owned by each upon completion of the offering.

		Number of
		Shares to be
		Offered for	Shares to be	Percentage of
	Number of Shares	Selling	Owned on	Shares Owned
Name of Selling	Owned Prior to this	Shareholder’s	Completion of	on Completion
Shareholder	Offering	Account	this Offering	of this offering

W.D. Hood	50,000	50,000	-0-	-0-
8940 48th Ave. NW
Calgary, AB T3B 2B2

Hanna Drag	50,000	50,000	-0-	-0-
112 Chaparrel Ridge Cr. SE
Calgary, AB

Jeremy Mroch	50,000	50,000	-0-	-0-
1650 Westmount Blvd. N.W.
Calgary, AB T2N 3G6

Jhalman Wasran	50,000	50,000	-0-	-0-
185 Martinglen Way N.E.
Calgary, AB T3J 3L1

Amarjt Banwait	50,000	50,000	-0-	-0-
642 Martindale Blvd. N.E.
Calgary, AB T3J 3W1

Hardip Banwait	50,000	50,000	-0-	-0-
642 Martindale Blvd. N.E.
Calgary, AB T3J 3W1

Amarjeet K. Gill	50,000	50,000	-0-	-0-
1068 Martindale Blvd. N.E.
Calgary, AB T3J 4Y6

Harbans Gill	50,000	50,000	-0-	-0-
1068 Martindale Blvd. N.E.
Calgary, AB T3J 4Y6

Don Thompson	50,000	50,000	-0-	-0-
2724 Signal Hill heights S.W.
Calgary, AB T3H 2H7

Geoff Papero	50,000	50,000	-0-	-0-
1650 Westmount Blvd. N.W.
Calgary, AB T2N 3G6

Leana Oversby	50,000	50,000	-0--	-0-
117-30 Sierra Morena Mews
Calgary, AB T3H 3K7

Stevie Forzani	50,000	50,000	-0-	-0-
RR#2 Okotoks, AB T1S 1A2

Kelsey Forzani	50,000	50,000	-0-	-0-
RR#2
Okotoks, AB T1S 1A2

John Forzani	50,000	50,000	-0-	-0-
RR#2
Okotoks, AB T1S 1A2

John Azzolini	62,500	62,500	-0-	-0-
3002-7171 Coach hill Rd. S.W.
Calgary, AB T3H 3R7

Lech Pierzchalski	50,000	50,000	-0-	-0-
RPO 750 76 West Hills
Calgary, AB T3H 3M1

Tawni Larsen	37,500	37,500	-0-	-0-
248 Westwood Dr. S.W.
Calgary, AB T3C 2W3

Robert Heenan	50,000	50,000	-0-	-0-
24 Wenstrom Cres. N.E.
Calgary, AB

Skylar Hood	50,000	50,000	-0-	-0-
8940-48 Ave. N.W.
Calgary, AB T3B 2B2

Montana Hood	50,000	50,000	-0-	-0-
8940-48 Ave. N.W.
Calgary, AB T3B 2B2

Mirka Sztuczka	50,000	50,000	-0-	-0-
15-828 Coach Bluff Cres. S.W.
Calgary, AB T3H 1A8

Cheryl E Engel	50,000	50,000	-0-	-0-
16 Citadel Peak Mews N.W.
Calgary, AB T3G 4H6

Marilyn Thompson		50,000	50,000	-0-	-0-
2724 Signal Hill Hts. S.W.
Calgary, AB

Shawn B Engel		50,000	50,000	-0-	-0-
16 Citadel Peak Mews N.W.
Calgary, AB T3G 4H6

Deborah Fitzgerald		50,000	50,000	-0-	-0-
87 Oxford St.
Woodstock, Ont	N4S 6A4

Fred Fitzgerald		50,000	50,000	-0-	-0-
87 Oxford St.
Woodstock, Ont	N4S 6A4

Sandra Pawluk		50,000	50,000	-0-	-0-
628 Sierra Cres. S.W.
Calgary, AB T2W 0N9

Michael Biggelaar		50,000	50,000	-0-	-0-
57 Coville Gardens N.E.
Calgary, AB T3K 5N8

Heather Heenan		50,000	50,000	-0-	-0-
24 Wenstrom Cr. N.E.
Calgary, AB T0J 1X1

Doug Kriekle		50,000	50,000	-0-	-0-
628 Sierra Cres. S.W.
Calgary, AB T2W 0N9

Kim Revenco		50,000	50,000	-0-	-0-
9816 5th Street S.E.
Calgary, AB T2J 1K6

Lisa Kloberdanz		50,000	50,000	-0-	-0-
3 Prestwick Row S.E.
Calgary, AB T2Z 3L4

Margaret Zacharuk		50,000	50,000	-0-	-0-
#9, 640 38 Street S.W.
Calgary, AB T3C 1T2

Audrey Forzani		50,000	50,000	-0-	-0-
33 Arbour Grove Close N.W.
Calgary, AB T3G 4K2

Garland Auvigne	50,000	50,000	-0-	-0-
P.O. Box 845-150 Crowfoot Cres.NW
Calgary, AB

Gordan Fuller	80,000	80,000	-0-	-0-
929 42nd Avenue, SE
Calgary, AB T2G 0G0

Lance Larsen	80,000	80,000	-0-	-0-
254-16 Midlake Blvd, SE
Calgary, AB T2X 2X7

Donald Murdoch	80,000	80,000	-0-	-0-
LM 122- 2303 4th Street, SW
Calgary, AB T2S 2S7

Thomas Charlton	80,000	80,000	-0-	-0-
7816 Calla Donna Place
Calgary, AB T2V 2R1

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 3,170,000 shares of common stock outstanding on the date of this prospectus.

Other than as described above, none of the selling shareholders:

     (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

(2) has ever been one of our officers or directors.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser.

The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders.

Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. The selling shareholders and any broker-dealer who execute sales for the selling shareholders may be deemed to be an “underwriter” within the meaning of the Securities Act in connection with such sales.

None of the selling shareholders has any arrangement or agreement with any broker-dealer or underwriting firm to resell any shares on behalf of the selling shareholders.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required by Item 507 of Regulation S-B concerning the identity of each selling shareholder and he or her relationship to us. There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $31,000. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

v	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

v	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;

v	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

v	contains a toll-free telephone number for inquiries on disciplinary actions;

v	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

v	contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to affecting any transaction in a penny stock, the customer with:

v	bid and offer quotations for the penny stock;

v	the compensation of the broker-dealer and its salesperson in the transaction;

v	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

v	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Colorado is 150 Elm Street, Denver Colorado, 80220.

Directors, Executive Officers, Promoters and Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Name of Director	Age
-----------------------	-----
Thomas Forzani	56

Donald Thompson	53

Executive Officers:

Name of Officer	Age	Office
---------------------	-----	-------
Thomas Forzani	56	President, CEO,

Donald Thompson	53	Secretary/Treasurer

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Thomas Forzani

Mr. Forzani was born and raised in Calgary, Alberta Canada. Upon graduation from high school he became the second of three Forzani brothers to play college football at Utah State University where he was recently named the all-time outstanding player at his position. Upon graduating from Utah State he played professional football for the next eleven years for the Calgary Stampeders of the Canadian Football League. At the same time, Mr. Forzani was a Special Education teacher in the Calgary school system.

1975 – Became a licensed Realtor and formed Kelvion Properties Ltd, a real estate investment company that has bought and sold over 2,000 properties from 1975 to the present.

Mr. Forzani is also a significant share holder (with his three brothers) in The Forzani Group, a sports retail holding company operating 460 sporting goods and outdoor recreation outlets in Canada, under the names, SportChek, Nevada Bob’s, Sports Experts, R&R, Coast Mountain Sports and InterSports.

Mr. Forzani is active in many charity and public service organizations in the province of Alberta including a family charitable foundation.

He intends to devote 10 hours of his business time per week to our affairs until this registration statement becomes affective.

Donald Thompson

Donald Thompson is a senior manager with Air Canada. Over the past 26 years he has steadily moved up the ranks, managing many departments in Canada’s largest airline.

Mr. Thompson intends to spend about 8 hours a week on our affairs.

Term of Office

Our directors have been appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officer and director described above.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

Our officer and director is involved in non-company business ventures that involve mineral properties and exploration. As our present business plan is focused entirely on the Don Claim, there is no expectation of any conflict between Mr. Berry’s business interests and our interests. However, possible conflicts may arise in the future if we seek to acquire interests in additional mineral properties.

Security Ownership of Certain Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group as at July 12, 2004. Except as otherwise indicated, all shares are owned directly.

		Amount of

Title of	Name and address	beneficial	Percent
Class	of beneficial owner	ownership	of class

Common Stock	Thomas Forzani	500,000	15.78%

	400-7015 MacLeod Trail, S.
Calgary, AB T2H 2K6 Canada

Common Stock	Joseph H. Montgomery	600,000	18.93%

	8606 Fremlin Street

	Vancouver, BC V6P 3X3

All Officers and Directors as a Group		550,000	17.35%

The percent of class is based on 3,170,000 shares of common stock issued and outstanding as of the date of this prospectus.

Description of Securities

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of Preferred Stock at a par value of $0.001 per share.

Common Stock

As of April 30, 2006, there were 3,170,000 shares of our common stock issued and outstanding, held by 40 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

The Articles of Incorporation of High End Ventures, Inc. authorize the issuance of 10,000,000 shares of preferred stock, $.001 par value. The Board of Directors is authorized to issue preferred shares from time to time in series and is further authorized to establish such series, to fix and determine the variations in the relative rights and preferences as common stock. No preferred stock has been issued.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Joseph I. Emas, our legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Madsen &Associates CPAs, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our directors and officers are indemnified as provided by the Colorado Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization within Last Five Years

We were incorporated on January 19, 1999 under the laws of the state of Colorado. On that date, Thomas Forzani was appointed as our sole officer and director.

On August 16, 2005, Donald Thompson was appointed to our Board of Directors and elected Secretary/Treasurer and Chief Accounting Officer. Mr. Forzani retained the office of President and Chief Executive Officer.

Description of Business

In General

We intend to commence operations as an exploration stage mineral exploration company. As such, there is no assurance that a commercially viable mineral deposit exists on our sole mineral claims interest, the Don Claim. Further exploration will be required before a final evaluation as to the economic and legal feasibility of the Don Claim is determined.

We will be engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We acquired a 100% undivided right, title and interest in and to a mineral claim #522106 (the Don Claim)comprised of 25 Units (1,167acres) located four miles north of Youbo, British Columbia. In order to acquire the claims, we paid US$5,000 and 600,000 restricted shares of our common stock for an assumed value of $17,000 to Joseph Montgomery, the vendor of the claim, in an arm’s length transaction.

Plan of Operation

Our plan of operation is to determine whether this Don Claim contains reserves of gold, molybdenum and/or copper that are economically recoverable. The recoverability of amounts from the claim will be dependent upon the discovery of economically recoverable reserves, confirmation of necessary financing to satisfy the expenditure requirements under the claims agreement and to complete the development of the claims and upon future profitable production or proceeds for the sale thereof.

Even if we complete our proposed exploration programs on the Don Claim and they are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Don Mineral Claim Purchase Agreement

On October 30, 2005, we entered into an agreement with Mr. Joseph Montgomery of Vancouver, British Columbia, whereby he agreed to convey to us a total of twenty-five units comprising Claim #522106 (1,167 acres) located approximately four miles north of Youbo, British Columbia and 44.4 miles northwest of Victoria, the capital of British Columbia.

Title to the Don Claim

The Don Claim consists of one mineral claim. A “mineral claim” refers to a specific section of land over which a title holder owns rights to exploration the ground. Such rights may be transferred or held in trust. The claims comprising the Don Claim are registered 100% in the name of Thomas Forzani, our President and CEO who holds the claim in trust for our benefit. These claims will only be valid as long as we spend a minimum of $ 8,000 in exploration work on or before November 7, 2006 and every year thereafter. Alternatively, we may pay the same amount per claims in cash to the British Columbia government in order to maintain the claims in good standing.

If Thomas Forzani as trustee becomes bankrupt or transfers the claims to a third party, we may incur significant legal expenses in enforcing our interest in the claims in British Columbia courts.

The registration of the claims in the name of a trustee does not impact a third party’s ability to commence an action against us respecting the Don Claim or to seize the claim after obtaining judgment.

Description, Location and Access

The DON mineral claim is located on the south side of the headwaters of Chemainus River in the Victoria Mining Division on Vancouver Island, British Columbia. See Figures 1, 2 and 3. Figure 1 shows the general location in North America, Figure 2 shows the regional location of the property which lies about four miles north of the small community of Youbou, B.C. on the north side of Cowichan Lake. The city of Vancouver, B.C. lies about 83 km. (51.5 miles) to the northeast and about 65 km. ( 40.4 miles) northwest of Victoria, B.C., the capital of the province of British Columbia.

The claim area may be reached by means of a logging road which follows Chemainus River valley for a distance of about 50 km. (31 miles) from Highway at Duncan, B.C. The road is privately owned by McMillan Bloedell Limited and an access permit is required. An alternate route over the pass from Youbou, B.C. is also possible.

NTS Map Reference: 092C/16E

Latitude: 48 55 : Longitude: 124

The claim is located in the southern part of the Vancouver Island Mountains at elevations ranging from 2000 to 3700 feet (610 meters to 1128 meters) above sea level. Topography is moderately rugged with a local topographic relief of 1700 feet ( 518 meters).

The area was mainly heavily timbered with little underbrush but has been actively logged. The logged areas are a tangle of deadfalls, underbrush and second growth conifers. Two northerly-flowing creeks which are tributary to Chemainus River provide adequate year round water for drilling or camp purposes.

Figure 1 – Location of claim in Canada

Figure 2 – Location of claim in British Columbia

A geochemical soil survey was conducted over part of the property in 1969. The overburden over the claim-area consists of glacial till of shallow to moderate depth (2 to 20 feet). In most places, a partly developed B soil horizon was sampled for geochemical analyses. A copper anomaly ranging from 800 to 1400 ppm Cu was defined. This is coincident with a molybdenum anomaly ranging from 60 to 120 ppm Mo.

A magnetometer survey was also conducted over part of the property. Four magnetic anomalies, which are partly coincident with the geochemical anomalies, were defined by the survey. A regional stream sediment geochemical survey was also conducted by the B.C. Geological Survey. At the confluence of a small northerly-flowing tributary of Chemainus River, anomalous values were obtained in copper, gold and molybdenum

Mineralization

Mineralization on the property includes pyrite, magnetite, chalcopyrite and molybdenite along intrusive contacts. The British Columbia Geological Survey has prepared a metallic mineral potential relative rank as shown in Figure 10. This ranking is based on the geology of the area, known mineral deposits, the regional geochemical programs and other factors. Almost the entire map-area is ranked at the highest level (red color). The blue areas, those of the lowest level of potential are areas of stream and lake sediments.

Recommendations

A program consisting of an MMI geochemical survey and geological mapping is recommended for the property.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the province of British Columbia, specifically. Under these laws, prior to production, we have the right to explore the claims, subject only to a notice of work which may entail posting a bond if we significantly disturb the claims surface. This would first occur during the drilling phase of exploration.

In addition, production of minerals in the province of British Columbia requires prior approval of applicable governmental regulatory agencies. We can provide no assurance to investors that such approvals will be obtained. The cost and delay involved in attempting to obtain such approvals cannot be known at this time.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

·	Water discharge will have to meet water standards;

·	Dust generation will have to be minimal or otherwise re-mediated;

·	Dumping of material on the surface will have to be re-contoured and re-vegetated;

·	An assessment of all material to be left on the surface will need to be environmentally benign;

·	Ground water will have to be monitored for any potential contaminants;

·	The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

· There will have to be an impact report of the work on the local fauna and flora.

During the initial phases of exploration, there will be no significant costs of compliance with government regulations.

Employees

We have no employees as of the date of this prospectus other than our sole director.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries. Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Continuing Operations

Our plan of operation for the twelve months following the date of this prospectus is to implement the first two phases of recommended exploration outlined in Mr. Montogmery’s geological report. We anticipate that the phase one program consisting of the MMI geochemical survey plus some mapping and sampling will cost approximately $6,000 As well, we anticipate spending an additional $18,000 on professional fees, including fees payable in connection with the filing of this registration statement, complying with reporting obligations and general administrative costs. Total minimum expenditures over the next 12 months are therefore expected to be $24,000. We currently have enough funds on hand to complete our initial first phase of exploration on the Don Claim. To undertake further exploration (if indicated) and to cover administrative costs, will require additional funding. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to secure sufficient funding from the sale of our common stock to fund the second phase of the exploration program. We believe that debt financing will not be an alternative for funding the complete exploration program. We do not have any arrangements in place for any future equity financing.

Our cash reserves are not sufficient to meet our obligations for the next twelve-month period. As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. Our management is prepared to provide us with short-term loans, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.

Our two directors and officers have indicated that they will advance up to $30,000 to cover any short fall of cash required to complete this registration statement and for the first two phases of the recommended exploration program. We have not and do not intend to seek other debt financing by way of bank loan, line of credit or otherwise. Financial institutions do not typically lend money to mineral exploration companies with no stable source of revenue.

If we do not secure additional funding for exploration expenditures, we may consider seeking an arrangement with a joint venture partner that would provide the required funding in exchange for receiving a part interest in the Don Claim. We have not undertaken any efforts to locate a joint venture partner. There is no guarantee that we will be able to locate a joint venture partner who will assist us in funding exploration expenditures upon acceptable terms. We may also pursue acquiring interests in alternate mineral properties in the future.

Results of Operations for Period Ending March 31, 2006

We did not earn any revenues during the period ending March 31, 2006. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the claims.

We incurred operating expenses in the amount of $ 27,506 for the period from our inception on January 19, 1999 to March 31, 2006. These operating expenses were comprised of legal and organizational costs of $7,000, mineral claims costs of $5,000, accounting and audit fees of $8,400, management fees of 5,000, electronic filing fees of $2,100 bank fees of $6.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Certain Relationships and Related Transactions

Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

*	Any of our directors or officers;

*	Any person proposed as a nominee for election as a director;

*	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

*	our promoters, Thomas Forzani and Donald Thompson and

*	Any relative or spouse of any of the foregoing persons who has the same house as such person.

* Mr. Joseph Montgomery, PHD P Eng was issued 600,000 shares of our common stock as a portion of the purchase price of our mineral claim. Our president, Mr. Thomas Forzani provides management services and office premises to us free of charge.

Market for Common Equity and Related Stockholder Matters

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 40 registered shareholders.

Rule 144 Shares

A total of 31,700 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 31,700 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 31,700 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Colorado Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.	our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our inception on January 19,1999 to March 31, 2006, and subsequent to that period to the date of this prospectus.

Annual Compensation
Name	Title	Year	Salary Bonus Comp. Awarded				(#)

Thomas Forzani	President & Director	2005	$0	0	0	0	0
Donald Thompson	Secretary/Treasurer	2005	$0	0	0	0	0
	& Director
Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Mr. Forzani and do not pay him any amount for acting as a director.

Financial Statements

Audited financial statements for the year ended September 30, 2005 and interim statements for the six month period ended March 31, 2006 (prepared by management), follow:

INDEX TO FINANCIAL STATEMENTS
Report of Independent Accountant	F-1
Balance Sheet for the Year Ended September 30, 2005	F-2
Statements of Operations for the Years Ended September 30, 2005 and 2004
And for the Period January 19, 1999 (inception) through September 30, 2005	F-3
Statement of Stockholders’ Equity as at September 30, 2005	F-4
Statements of Cash Flows for the Years Ended September 30. 2005 and 2004	F-5
and for the Period January 19, 1999 (Inception) through September 30, 2005
Notes to Audited Financial Statements	F-6
Balance sheets for the Six Month Period Ended March 31, 2006 (prepared by
Management)	F-9
Statements of Operations for the Six Month Periods Ended March 31, 2005 and
2004 and for the Period January 19, 1999 (Inception) through March 31, 2006	F-10
Statement of Stockholders’ Equity as at March 31, 2006	F-11
Statements of Cash Flows for the Six Month Periods Ended March 31, 2006
and for the Period January 19, 1999 (Inception) through March 31, 2006	F-12
Notes to March 31, 2006 Interim Financial Statements (Prepared by
Management)	F-13

Board of Directors High End Ventures, Inc.

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We have audited the accompanying balance sheet of High End Ventures, Inc. as of September 30, 2005 and the related statements of operations, shareholders’ equity and cash flows for the years then ended and for the period from January 19, 1999 (date of inception) to September 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of High End Ventures, Inc. as of September 30, 2005 and the results of its operations and cash flows for the years then ended and for the period from January 19, 1999 (date of inception) to September 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company incurred a net loss of approximately $5,500 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfill its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Madsen & Associates CPA’s, Inc. Salt Lake City, Utah March 31, 2006

F-1

HIGH END VENTURES, INC, (AN EXPLORATION STAGE COMPANY) BALANCE SHEET AS AT SEPTEMBER 30, 2005

ASSETS

September 30, 2005

Current Assets:
Cash	$6,000
Total Assets	$6,000
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:	-
Total Current Liabilities	-

Stockholders' Equity (Deficit):
Preferred stock, $.001 par value; authorized 10,000,000, none issued	-
Common stock, $.001 par value; 100,000,000 shares authorized
2,250,000 shares issued and outstanding	2,250
Stock subscription receivable	(24,000)
Additional paid in capital	33,250
Deficit accumulated during the exploration stage	(5,500)
Total Stockholders' Equity (Deficit)	6,000
Total Liabilities and Stockholders' Equity (Deficit)	$6,000

THE ACCOMPANYING NOTES FORM AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

F-2

HIGH END VENTURES, INC. (AN EXPLORATION STAGE COMPANY)

     STATEMENT OF OPERATIONS FOR THE YEAR ENDED SEPTEMBER 30, 2005 AND FOR THE PERIOD JANUARY 19, 1999 (INCEPTION) THROUGH SEPTEMBER 30, 2005

				From January 19, 1999
		For the years ended		(Date of inception
		September 30,		of exploration stage)

	2005		2004	to September 30, 2005

Revenue:		$-	$-		$-

Total Revenue		-	-		-
Operating Expenses:
General & administrative		5,500	-		5,500

Total Operating Expenses		5,500	-		5,500

NET LOSS		$(5,500)	$-		$5,500

Weighted Average Shares
Common Stock Outstanding	645,833		500,000

Net Loss Per Share
(Basic and Fully Dilutive)		(0.00)	(0.00)

THE ACCOMPANYING NOTES FOR AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

F-3

HIGH END VENTURES, INC.
(AN EXPLORATION STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
AS AT SEPTEMBER 30, 2005

							Deficit
10,000,000 shares authorized			100,000,000 shares authorized		Additional	Stock	accumulated
Shares		Par Value	Share	Par Value	Paid-In	Subscription	during the
		$.001 per		$.001 per			exploration
Issued		share	Issued	share	Capital	Receivable	stage	Total

BALANCE- January 19, 1999 (inception)	-	$-	-	$-	$ -	$ -	$-	$-
Issuance of common stock in exchange for
services
February, 1999	-	-	500,000	500	-	-	-	500
BALANCE- September 30, 2004	-	-	500,000	500	-	-	-	500
Issuance of common stock and subscriptions
receivable at $.02 per share	-	-	1,750,000	1,750	33,250	(24,000)	-	11,000
Net loss	-	-	-	-	-	-	(5,500)	(5,500)
BALANCE- September 30, 2005	-	$-	2,250,000	$2,250	$ 33,250	$ (24,000)	$(5,500)	$6,000

THE ACCOMPANYING NOTES FORM AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

F-4

HIGH END VENUTURES, INC.
(AN EXPLORATION STAGE COMPANY)

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED SEPTEMBER 30, 2005 AND 2004
AND FOR THE PERIOD JANUARY 19, 1999 (INCEPTION)
THROUGH SEPTEMBER 30, 2005
				From January 19, 1999
				(Inception)
	For the years ended September 30			to September 30,
	2005	2004		2005

Cash Flows Used in Operating Activities:
Net Loss	$(5,500)	$	- $	(5,500)
Adjustments to reconcile net (loss) to net cash provided
by operating activities:
Issuance of stock for services rendered	500			500

Net Cash Used in Operating Activities	(5,000)		-	(5,000)

Cash Flows from Investing Activities:	-		-	-

Cash Flows from Financing Activities:
Proceeds from note payable to related party			-	-
Repayment of note payable to related party			-	-
Advance from shareholder	-			-
Issuance of common stock for cash	11,000		-	11,000

Net Cash Provided by Financing Activities	11,000		-	11,000

Net Increase (Decrease) in Cash	6,000		-	6,000

Cash at Beginning of Year	-		-	-

Cash at End of Year	$6,000	$	- $	6,000

Non-Cash Investing & Financing Activities
Issuance of stock for stock subscriptions receivable	$24,000	$	- $	24,000

THE ACCOMPANYING NOTES FORM AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

F-5

HIGH END VENTURES, INC.

(AN EXPLORATION STAGE COMPANY) NOTES TO THE FINANCIAL STATEMENTS SEPTEMBER 30, 2005

NOTE 1 – NATURE AND PURPOSE OF BUSINESS

High End Ventures, Inc. (the “Company”) was incorporated under the laws of the State of Colorado on January 19, 1999. The Company’s activities to date have been limited to organization and capital formation. The Company is “an exploration stage company” and has not yet determined the nature of its business activities. The Company has elected September 30 as the end of its fiscal year.

NOTE 2 – NATURE OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

REVENUE RECOGNITION

The Company considers revenue to be recognized at the time the service is performed.

USE OF ESTIMATES

The preparation of the Company’s financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s short-term financial instruments consist of cash and cash equivalents and accounts payable. The carrying amounts of these financial instruments approximate fair value because of their short-term maturities. Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash. During the year the Company did not maintain cash deposits at financial institution in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation. The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments.

EARNINGS PER SHARE

Basic Earnings per Share (“EPS”) is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year. Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrant. The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company’s common stock at the average market price during the period. Loss per share is unchanged on a diluted basis since the assumed exercise of common stock equivalents would have an anti-dilutive effect.

INCOME TAXES:

The Company uses the asset and liability method of accounting for income taxes as required by SFAS No. 109 “Accounting for Income Taxes”. SFAS 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities. Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

Deferred income taxes may arise from temporary differences resulting from income and expanse items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. The Company had no significant deferred tax items arise during any of the periods presented.

CONCENTRATION OF CREDIT RISK:

The Company does not have any concentration of related financial credit risk.

RECENT ACCOUNTING PRONOUNCEMENTS:

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact to its financial statements.

NOTE 3 – COMMON STOCK

On October 10, 2004, the Company issued 500,000 shares to an individual for services rendered to the Company valued at $.001 per share.

In September 2005, the Company issued stock and stock subscriptions to individuals at a value of $.02 per share.

NOTE 4 – GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has no sales and has incurred a net loss of $5,500 since inception. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations form the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classifications of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

HIGH END VENTURES, INC. (AN EXPLORATION STAGE ENTERPRISE)

BALANCE SHEETS AS AT MARCH 31, 2006

ASSETS	(Unaudited)
	March 31,	September 30,
	2006	2005

Current Assets:
Cash	$7,994	$6,000

Total Assets	$7,994	$6,000

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:	-	-

Total Current Liabilities	-	-

Stockholders' Equity (Deficit):
Preferred stock, $.001 par value; authorized 10,000,000, none issued	-	-
Common stock, $.001 par value; 100,000,000 shares authorized
2,850,000 and 2,250,000 shares issued and outstanding at March 31, 2006
and December 31, 2005 respectively	2,850	2,250
Stock subscription receivable	-	(24,000)
Additional paid in capital	44,650	33,250
Deficit accumulated during the exploration stage	(39,506)	(5,500)

Total Stockholders' Equity (Deficit)	7,994	6,000

	$	$
Total Liabilities and Stockholders' Equity (Deficit)	7,994	6,000

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

F-2

HIGH END VENTURES, INC. (AN EXPLORATION STAGE ENTERPRISE)

STATEMENT OF OPERATIONS

FOR THE SIX MONTH INTERIM PERIOD ENDED MARCH 31, 2006 AND FOR THE PERIOD JANUARY 19, 1999 (INCEPTION) THROUGH MARCH 31, 2006

				(Unaudited)
				From January 19, 1999
	(Unaudited)		For the year ended	(Date of inception
	For the six months ended	For the six months ended	September 30,	of exploration stage)
	March 31, 2006	March 31, 2005	2005	31-Mar-06

Revenue:	$-	$-	$-	$-

Total Revenue	-	-	-	-
Operating Expenses:
Exploration costs	17,000	-	-	17,000
General & administrative	17,006	-	5,500	22,506

Total Operating Expenses	34,006	-	5,500	34,006

NET LOSS	$34,006	$-	$(5,500)	$34,006

Weighted Average Shares
Common Stock Outstanding	2,750,000	500,000	645,833

Net Loss Per Share
(Basic and Fully Dilutive)	(0.00)	(0.00)	(0.00)

THE ATTACHED NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS
		F-3

HIGH END VENTURES, INC.
(AN EXPLORATION STAGE ENTERPRISE)

STATEMENT OF SHAREHOLDER EQUITY (DEFICIT)
FOR THE PERIOD FROM JANUARY 19, 1999 (INCEPTION)
THROUGH MARCH 31, 2006
				Common Stock
		Preffered Stock		100,000,000 shares
	10,000,000 shares authorized			authorized		Additional	Stock		Deficit accumulated
	Shares	Par Value		Share	Par Value	Paid-In	Subscription		during the exploration
					$.001 per
	Issued	$.001 per share		Issued	share	Capital	Receivable		stage	Total

						$
	-		$-	-	$-	-		$-	$-	$ -
Issuance of common stock in exchange for services
February, 1999	-		-	500,000	500	-		-	-	-

	-		-	-	-	-		-	-	-
Issuance of common stock for cash and subscriptions
receivable at $.02 per share	-		-	1,750,000	1,750	33,250	(24,000)		-	11,000
Net loss	-		-	-	-	-		-	(5,500)	(5,500)

						$	$
	-		$-	2,250,000	$2,250	33,250	(24,000)		$(5,500)	$ 6,000
Payment of stock subscriptions	-		-	-	-	-	24,000		-	24,000
Issuance of common stock for mineral claims
at $.02 per share	-		-	600,000	600	11,400		-		12,000
Net (loss) for period	-		-	-	-	-		-	(34,006)	(34,006)

						$
	-		$-	2,850,000	$2,850	44,650		$-	$(39,506)	$ 7,994

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

F-4

HIGH END VENTURES, INC.
(AN EXPLORATION STAGE ENTERPRISE)
STATEMENTS OF CASH FLOWS
FOR THE SIX MONTH INTERIM PERIOD ENDED MARCH 31, 2006
AND FOR THE PERIOD JANUARY 19, 1999 (INCEPTION)
THROUGH MARCH 31, 2006
					From January 19,
	For the six months	For the six months		For the year ended	1999 (Inception)
	ended March 31,	ended March 31,		September 30,	to March 31,
	2006	2005		2005	2006

Cash Flows Used in Operating Activities:
Net Loss	$(34,006)		$-	$(5,500)	$(27,506)
Adjustments to reconcile net (loss) to net
cash provided by operating activites:
Issuance of stock for services rendered	-		-	500	500
Write off mineral claims	17,000		-	-	5,000

Net Cash Used in Operating Activities	(17,006)		-	(5,000)	(22,006)

Cash Flows from Investing Activities:
Purchase mineral claims	(5,000)		-	-	(5,000)

Net Cash Used in Investing Activities	(5,000)		-	-	(5,000)
Cash Flows from Financing Activities:
Payment of stock subscription receivable	24,000		-	24,000	24,000
Issuance of common stock for cash	-		-	11,000	11,000

Net Cash Provided by Financing Activities	24,000		-	35,000	35,000

Net Increase (Decrease) in Cash	1,994		-	6,000	7,994

Cash at Beginning of Period	6,000		-	-	-

Cash at End of Period	$ 7,994		$-	$6,000	$7,994

Non-Cash Investing & Financing Activities
Issuance of stock for stock subscriptions receivable	$-		$-	$24,000	$24,000
	$
Issuance of stock for mineral claims	12,000				$12,000
THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS
	F-5

HIGH END VENTURES, INC.

(AN EXPLORATION STAGE COMPANY)

NOTES TO INTERIM FINANCIAL STATEMENTS AS AT MARCH 31, 2006

NOTE 1. BASIS OF PRESENTATION

The interim financial statements of High End Ventures, Inc. (the Company) for the six months ended March 31, 2006 and March 31, 2005 are not audited. The financial statements are prepared in accordance with the requirements for unaudited interim periods, and consequently do not include all disclosures required to be in conformity with accounting principles generally accepted in the United States of America.

In the opinion of management, the accompanying financial statements contain all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the Company’s financial position as of March 31, 2006 and the results of operations and cash flows for the six months ended March 31, 2006 and 2005.

The results of operations for the six months ended March 31, 2006 and 2005 are not necessarily indicative of the results for a full year period.

NOTE 2 – NATURE AND PURPOSE OF BUSINESS

High End Ventures, Inc. (the “Company”) was incorporated under the laws of the State of Colorado on January 19, 1999. The Company’s activities to date have been limited to organization and capital formation. The Company is “an exploration stage company” and has not yet determined the nature of its business activities. The Company has elected September 30 as the end of its fiscal year.

NOTE 3 – NATURE OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

REVENUE RECOGNITION

The Company considers revenue to be recognized at the time the service is performed.

USE OF ESTIMATES

The preparation of the Company’s financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s short-term financial instruments consist of cash and cash equivalents and accounts payable. The carrying amounts of these financial instruments approximate fair value because of their short-term maturities. Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash. During the year the Company did not maintain cash deposits at financial institution in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation. The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments.

EARNINGS PER SHARE

Basic Earnings per Share (“EPS”) is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year. Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrant. The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company’s common stock at the average market price during the period. Loss per share is unchanged on a diluted basis since the assumed exercise of common stock equivalents would have an anti-dilutive effect.

INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes as required by SFAS No. 109 “Accounting for Income Taxes”. SFAS 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities. Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

Deferred income taxes may arise from temporary differences resulting from income and expanse items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. The Company had no significant deferred tax items arise during any of the periods presented.

CONCENTRATION OF CREDIT RISK:

The Company does not have any concentration of related financial credit risk.

RECENT ACCOUNTING PRONOUNCEMENTS:

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact to its financial statements.

NOTE 4 – MINERAL CLAIM

The Company entered into an agreement on October 31, 2005 to acquire a 100% interest in a mineral claim located in the Victoria Mining District in British Columbia, Canada. The claim was acquired for $5,000 in cash and 600,000 shares of common stock valued at $12,000. The purchase price of the claim approximated the historical cost basis of the previous owner of the claim. Management has made a determination that the cost of the mineral claim will not be recovered and therefore the purchase price of $17,000 has been charged to current operations as exploration costs.

NOTE 5 – COMMON STOCK

In February of 1999, the Company issued 500,000 shares in exchange for services valued at $500.

In September 2005, the Company issued 1,750,000 shares of cash and stock subscriptions receivable to individuals at a value of $.02 per share.

In October of 2005, the Company issued 600,000 shares for the purchase of mineral claims at a value of $.02 per share.

NOTE 6 – SUBSEQUENT EVENT

On April 10, 2006, the Company issued 320,000 shares of common stock valued at $.05 per share for cash in the amount of $16,000.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.

Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

UNTIL
_____________
, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

Part II

Information Not Required In the Prospectus Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Colorado Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Colorado law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(a)	such indemnification is expressly required to be made by law;

(b)	the proceeding was authorized by our Board of Directors;

(c)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Colorado law; or

(d)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$11.08
Accounting fees and expenses	$7,000.00
Legal fees and expenses	$4,988.92
Edgar filing fees	$2,000.00

Total	$ 14,000.00

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales of Unregistered Securities

In February of 1999, the Company issued 500,000 shares to an individual for services rendered to the Company valued at $.001 per share.

In September 2005, the Company issued 1,750,000 shares of common stock and stock subscriptions to 35 individuals at a value of $.02 per share.

In October 2005 the Company issued 600,000 shares of common stock as partial payment for the Don Claim valued at $0.001 per share.

On April 20, 2006, the Company issued 320,000 shares of common stock to four individuals valued at $.05 per share for cash in the amount of $16,000.

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented; No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Exhibits
Exhibit Number	Description
3.1	Articles of Incorporation
3.2	Bylaws
5.1	Legal opinion of Joseph I. Emas, with consent to use
10.1	Mineral Property Purchase Agreement
23.1	Consent of Madsen & Associates, CPAs Inc.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Calgary, Province of Alberta on May 10, 2006.

High End Ventures Inc.

/s/ Thomas Forzani

Thomas Forzani, President and Chief Executive Officer and director

/s/ Donald Thompson
Donald Thompson,	Secretary, Treasurer, and Chief Financial officer and director.

Power of Attorney

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Thomas Forzani, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE		CAPACITY IN WHICH SIGNED
				DATE

/s/	Thomas Forzani	President, Chief Executive Officer	May	10,	2006

/s/	Donald Thompson	Secretary, Treasurer and Chief
		Financial officer	May	10,	2006